Exhibit 4.2
SPECIMEN SUBUNIT CERTIFICATE

SUBUNITS

Number SU - _______

SEE REVERSE FOR CERTAIN DEFINITIONS

CHINA GROWTH ALLIANCE LTD.

CUSIP G21114 205

SUBUNITS CONSISTING OF: (1) ONE ORDINARY SHARE AND ONE CLASS B WARRANT, WHERE EVERY TWO (2) CLASS B WARRANTS AUTOMATICALLY CONVERT INTO ONE CLASS A WARRANT SUBSEQUENT TO THE COMPANY’S CONSUMMATION OF ITS INITIAL BUSINESS COMBINATION.

THIS CERTIFIES THAT

IS THE OWNER OF

SUBUNITS.

Each Subunit (“Subunit”) consists of: (i) one ordinary share, par value .0004348 per share (“Ordinary Share”) and (ii) one Class B Warrant (“Class B Warrant”) where every two Class B Warrants automatically convert into one Class A Warrant upon the Company’s consummation of its initial business combination. Each Class A Warrant entitles the holder to purchase one (1) Ordinary Share of CHINA GROWTH ALLIANCE LTD., a Cayman Islands corporation (the “Company”) for $5.50 (subject to adjustment). Each Class A Warrant will become exercisable on the later of (i) the Company’s completion of a business combination with a target business or (ii) ______________, 2009 and will expire unless exercised before 5:00 p.m., New York City Time, on ______________, 2013, or earlier upon redemption (the “Expiration Date”). The terms of the Class A Warrants and Class B Warrants are governed by a Warrant Agreement, dated as of ______________, 2008, between the Company and American Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 59 Maiden Lane, Plaza Level, New York, NY 10038, and are available to any Warrant holder on written request and without cost. This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
TRANSFER AGENT AND REGISTRAR
BY:
AUTHORIZED OFFICER

By

(SIGNATURE)
CHIEF EXECUTIVE OFFICER
CHINA GROWTH ALLIANCE LTD.
CORPORATE
(SEAL)
2007
CAYMAN ISLANDS
(SIGNATURE)
SECRETARY

[REVERSE OF CERTIFICATE]

CHINA GROWTH ALLIANCE LTD.

The Company will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT- ______________Custodian________________
(Cust)    (Minor)
under Uniform Gifts to Minors Act ________________________
(State)

Additional abbreviations may also be used though not in the above list.

For value received ___________________________ , hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE(S)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE(S))

Subunits represented by the within Certificate, and hereby irrevocably constitute(s) and appoint(s)

Attorney to transfer the said Subunits on the books of the within named Company with full power of substitution in the premises.

Dated:

Notice: The signature(s) to this assignment must correspond with the name(s) as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

By
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive a pro-rata portion of the funds from the trust account only in the event of the Company’s liquidation or if the holder seeks to redeem his respective shares into cash upon a business combination which he voted against and which is actually completed by the Company. In no other circumstances shall the holder have any right or interest of any kind in or to the trust account.